Exhibit 2.1

EXECUTION COPY

SHARE EXCHANGE AGREEMENT

by and among

DIGITAL POWER CORPORATION,

MICROPHASE CORPORATION,

MICROPHASE HOLDING COMPANY,

RCKJ TRUST,

ERGUL FAMILY LIMITED PARTNERSHIP,

TO HONG YAM,

and

EAGLE ADVISERS, LLC

DATED AS OF APRIL 28, 2017

EXHIBITS

Exhibit A	Form of Certificate of Determination of the DPW Series D Preferred Stock
Exhibit B	Form of Exchange Warrant
Exhibit C	Form of MPC Note
Exhibit D	Form of Officer’s Certificate
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of General Release
Exhibit G	Form of Durando Letter
Exhibit H	Form of Ergul Consulting Agreement
Exhibit I	Form of Opinion of Lucosky Brookman LLP
Exhibit J	Form of LB Note
Exhibit K	Form of Certificate of Determination of the DPW Series E Preferred Stock

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of the 28th day of April, 2017, by and among: Digital Power Corporation, a California corporation (“DPW”); Microphase Corporation, a Delaware corporation (“MPC”); Microphase Holding Company LLC, a limited liability company organized under the laws of Connecticut (“MHC”), RCKJ Trust, a trust organized under the laws of New Jersey (“RCKJ”), Ergul Family Limited Partnership (“EFLP” and with MHC and RCKJ, the “Significant Stockholders” and those additional persons who have executed this Agreement on the signature pages hereof under the heading “Minority Stockholders” (collectively, the “Minority Stockholders” and with the Significant Stockholders, the “Stockholders.” DPW, MPC and the Stockholders are referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, the Stockholders are the record and beneficial owners of a majority of the issued and outstanding common stock, par value $0.0001 per share, of MPC (the “MPC Common Stock”) and a majority of the issued and outstanding preferred stock, par value $0.0001 per share, of MPC (the “MPC Preferred Stock” and with the MPC Common Stock, the “MPC Capital Stock”).

WHEREAS, prior to Closing, all shares of MPC Preferred Stock owned beneficially and of record by the Stockholders shall have been converted into shares of MPC Common Stock.

WHEREAS, DPW has proposed to acquire the Stockholders’ 1,603,434 shares of MPC Common Stock (including such shares presently underlying the MPC Preferred Stock, the “Subject Shares”) pursuant to an exchange transaction (the “Exchange”) whereby, pursuant to the terms and subject to the conditions of this Agreement, all of the Stockholders shall exchange 100% of their respective Subject Shares for (i) their pro rata portion of an aggregate of 2,600,000 shares of capital stock, no par value, of DPW (the “Exchange Shares”) as more fully described below, and (ii) their pro rata portion of warrants (the “Exchange Warrants”) to purchase an aggregate of 1,000,000 shares of common stock, no par value, of DPW (the “DPW Common Stock”). The Exchange Shares and the Exchange Warrants are at times collectively referred to herein as the “Exchange Securities.”

WHEREAS, the obligation of the Parties to effect the Exchange is subject to the conditions set forth in Article V hereof.

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person. “Control,” “controlled by” and “under common control with,” as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Agreement Date” means the date of this Agreement.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Exchange and/or the Parties.

“Benefit Arrangements” means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, educational assistance, tuition refund, service award, company car, scholarship, relocation, fringe benefit, contracts and policies or practices of MPC providing employee or executive compensation or benefits to Employees, whether written or unwritten, other than Employee Benefit Plans.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New York are authorized or required by law to close.

“CCC” means the California Corporations Code.

“Confidential Information” means information with respect to MPC relating to customers, suppliers, pricing information, other financial information, techniques and capabilities, product information, market information, processes, formulae, trade secrets, advertising and marketing plans, current strategies and contractual relations; provided, that Confidential Information does not mean information (i) that is or becomes part of the public domain through no fault of the Stockholders, a Person party to or contract with MPC relating to confidential or proprietary information of MPC or any Affiliate, agent or representative, or (ii) that may be required to be disclosed by law or by any Governmental Authority.

“Consents” means consents, authorization, approvals, actions, waivers and similar writings.

“Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in Control of MPC.

“Contract” means any contract, mortgage, indenture, lease, sublease, note, bond, deed of trust, license, sublicense, purchase order, sales order, undertaking, understanding, plan, commitment, arrangement, instrument, or other agreement, oral or written, formal or informal.

“Conversion” means, collectively, conversion of the DPW Series D Preferred Stock and the DPW Series E Preferred Stock into shares of DPW Common Stock.

“Disclosure Schedule” means the disclosure schedules of MPC and the Stockholders delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedule shall contain no material non-public information.

“Document” means any Contract, financial statement, registration, certificate (including officer’s certificates), application, other writing or other document.

“Dollar” and means lawful money of the United States of America.

“DPW Meeting” means the special or annual meeting of shareholders of DPW at which such shareholders will be asked to approve the Conversion.

“DPW Shareholder Approval” shall mean the affirmative vote (in person or by proxy) of the Conversion by the beneficial owners of a majority of the outstanding shares of DPW Common Stock at the DPW Meeting.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Employee Benefit Plans” means: (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA), including any Multiemployer Plan, and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right or other equity-based incentive, severance, salary continuation, supplemental unemployment benefits, termination, change-of-control, health, life, disability, vacation, holiday and fringe benefit plan, program, contract or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) sponsored, maintained, contributed to, or required to be contributed to, by MPC, or under which MPC has or could have any Liability.

“Employees” means all employees of MPC, including employees on approved leaves of absence (whether family leave, workers compensation, medical leave or otherwise).

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, license, easement, restriction, encroachment, condition, covenant, claim, exception, option, equity, right, other interest or other encumbrance of any kind or nature (whether absolute, accrued, disputed, contingent or otherwise).

“Financial Statements” means each of the Balance Sheets and the annual and interim statements of operations, changes in cash flow and changes in stockholders equity.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

“GCL” means the General Corporation Law of the State of Delaware.

“Governmental Authority” means any United States and/or foreign federal, state, local or other governmental authority of any kind or nature, including any department, subdivision, commission, board, bureau, regulatory agency, agency or instrumentality thereof, any court and any administrative agency, and any comparable body performing any governmental functions.

“Indemnifiable Claim” means any claim or other Proceeding with respect to which an Indemnitee may be entitled to indemnification or damages under this Agreement.

“Indemnitee” means the Party or other Person seeking indemnification or damages pursuant to this Agreement.

“Indemnitor” means the Party that is required or requested to provide indemnification or damages pursuant to this Agreement.

“Intellectual Property” means all (i) patent and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registrations of the same; (ii) brand names, trade dress, business and product names, logos and slogans, and (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, (iv) claims of the owner of any intellectual property for infringement of its rights by a third party, no matter when arising, and (v) other intellectual property.

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Law” means, as to any Person, the certificate of incorporation and by-laws, and any statute, rule, regulation, ordinance, code, guideline, law, judicial decision, determination, order (including any injunction, judgment, writ, award or decree) or Consent of a court, other Governmental Authority or arbitrator, in each case applicable to or binding upon such Person, including the conduct of its business, or any of its assets or revenues or to which such Person or any of its assets or revenues are subject.

“Legal Requirements” means any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person’s business, operations or Properties.

“Liabilities” means any liabilities, commitments or other obligations of any kind or nature whatsoever, accrued, fixed, contingent or otherwise, liquidated or unliquidated, direct or indirect, choate or inchoate, determined, determinable or non-determinable, due or to become due.

“Losses” means any and all Liabilities, losses, claims (including allegations), demands, other Proceedings, damages, deficiencies, assessments, judgments, fines, penalties, reasonable costs (including remediation, renewal or response costs, and costs of investigation), and reasonable expenses (including reasonable legal fees and expenses).

“Material Adverse Effect” means a means any change, event, development, or effect that is materially adverse to the business, Liabilities, Properties, results of operations, condition (financial or otherwise) or working capital of MPC or DPW, as the case may be, or the ability of any Party to consummate on a timely basis the Transactions; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to the taking of any action contemplated by this Agreement, and (b) any adverse change in or effect on the business of MPC or DPW, as the case may be, that is cured by such Party before the Closing Date.

“Material Contract” means any (i) Contract to which MPC is a party or by which any of its assets or properties is bound or subject that (a) requires an expenditure by or payment to MPC of more than $15,000 for such Contract or a series of related Contracts (whether or not performed in part); (b) requires performance or payment to or by MPC after December 31, 2016; (c) materially restricts MPC from engaging in its business or in using any of its assets or properties; (d) is a collective bargaining agreement or a similar type of agreement; (e) relates to any Real Property; (f) is a loan or credit agreement, capital lease or other agreement for borrowed money of over $15,000; (g) is a guaranty, letter of credit or other surety arrangement given by MPC; (h) creates an Encumbrance on any of the assets or properties of MPC; (i) is a license, distribution or supply agreement (other than a “shrink-wrap” software license agreement); (j) is a customer agreement (other than a purchaser order entered into in the ordinary course of business); (k) is an agreement for the purchase of assets or stock or related to any business combination entered into outside the ordinary course of business; or (l) otherwise is material to MPC or, (ii) a Contract to which any of the Stockholders is a party or by which any of his or its assets or properties is bound or subject that encumbers or otherwise relates to the Subject Shares.

“Permits” means all authorizations, licenses, registrations, franchises, variances, consents, clearances, waivers, certificates, other approvals and similar writings granted or issued by any Governmental Authority.

“Person” means any individual, corporation, partnership, limited liability company, trust, association, Governmental Authority or any other entity.

“Proceedings” means any claims, controversies, demands, actions, lawsuits, investigations, proceedings or other disputes, formal or informal, including any by, involving or before any arbitrator or any Governmental Authority.

“Purchase Right” with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

“Real Property” means all of the real property owned and/or leased by MPC, including any portion thereof, listed in Schedule 3.18 and more particularly described in the Lease.

“Records” means all originals and copies of agreements, instruments, documents, deeds, books, records, files, corporate franchises, stock record books, corporate books containing the minutes of meetings of directors and stockholders and any and all other data and information within the possession of a Party or any Affiliate thereof.

“Required Approval” means any approval of the NYSE MKT, LLC or DPW’s stockholders required to be obtained by DPW pursuant to any applicable rules of the NYSE MKT, LLC.

“SEC Reports” means all reports required to be filed by an issuer with the Commission pursuant to the Securities Act and the Exchange Act.

“Transaction Documents” means this Agreement, any documents appended hereto as an Exhibit and all agreements, documents and instruments executed and delivered pursuant thereto

“Taxation Authority” means the IRS or any other statutory, governmental, federal, state, provincial or local government authority, body or official.

“Taxes” means any and all taxes or assessments of any kind or nature whatsoever, whether imposed in the United States or elsewhere in the world, including any and all income, franchise, gross receipts, sales, alternative, add-on, minimum, employment, real property, personal property, business, capital stock, use and occupancy, ad valorem, transfer, license, excise, stamp, other transfer, estimated, withholding, service, payroll and recording taxes and any related penalties, charges, interest and other additions thereto.

ARTICLE I

THE EXCHANGE

1.1     Transfer of the Subject Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Stockholders hereby agree to transfer, convey, assign, set over and deliver (“Transfer”) to DPW, with full title guarantee, and DPW shall acquire and accept from the Stockholders, all and not less than all of the Subject Shares, free and clear of all Encumbrances. Each of the Stockholders do hereby waive all rights of preemption, other restrictions on Transfer and rights of veto or otherwise, which have or may have been conferred on any or all of them, or otherwise, in respect of the Transfer of the Subject Shares to DPW under this Agreement.

1.2     Consideration for Transfer of the Subject Shares. At the Closing and in sole consideration for the Transfer of the Subject Shares, DPW shall deliver, in exchange for the Transfer (the “Exchange”) to the Stockholders the Exchange Securities, consisting of (i) shares of DPW Common Stock, (ii) shares of Series D Convertible Preferred Stock (the “DPW Series D Preferred Stock”), no par value per share, containing such rights, designations and are set forth in the Certificate of Determination for such DPW Series D Preferred Stock annexed hereto as Exhibit A and made a part hereof (the “Series D Certificate of Determination”), and (iii) the Exchange Warrants, each in the amounts set forth below each Stockholder’s name in Schedule I hereto, which Exchange Warrants shall be in the form substantially attached hereto as Exhibit B.

1.3     Closing and Effective Time. The Closing of the Transfer of Subject Shares and the issuance by DPW of the Exchange Securities (the “Closing”) shall take place at the offices of Sichenzia Ross Ference Kesner LLP not later than five Business Days after all of the conditions to closing specified in this Agreement (other than those conditions requiring the execution or delivery of a Document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that (a) the Closing shall not occur before May 25, 2017, and (b) the Closing may take place by facsimile or other means as may be mutually agreed upon in advance by the Parties. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

1.4     Deliveries at Closing by Stockholders. At the Closing, subject to the terms and conditions of this Agreement, the Stockholders shall execute and/or deliver (as applicable), or cause to be executed and/or delivered, to DPW:

(a)     Certificates representing all of the Subject Shares, accompanied by duly executed stock transfer forms transferring such Subject Shares to DPW and otherwise in good form for Transfer, or if any Subject Share certificates have been lost or destroyed, an indemnity from such Stockholder in form and content approved by DPW or its counsel before execution of this Agreement, including a power of attorney coupled with an interest in favor of DPW entitling DPW to exercise all rights, whether voting or otherwise, attaching to such Subject Shares pending registration of share transfers;

(b)     On behalf of MPC, a promissory note (the “MPC Note”) in the principal face amount of $220,000 to DPW, which MPC Note shall be in substantially the form attached hereto as Exhibit C;

(c)     The Officer’s Certificate substantially in the form attached hereto as Exhibit D;

(e)     The Secretary’s Certificate substantially in the form attached hereto as Exhibit E;

(f)     General Releases executed by each of the Stockholders in substantially the form attached hereto Exhibit F;

(g)     Executed but undated letters of resignation from all current members of the Board of Directors of MPC, including the Continuing Director;

(h)     Executed letter from Ronald Durando providing releases to MPC from any amounts due pursuant to the Separation Agreement between Mr. Durando and MPC, in substantially the form attached as Exhibit G;

(i)     Executed consulting agreement between MPC and Necdet Ergul, in substantially the form attached as Exhibit H;

(j)     An opinion from Lucosky Brookman LLP, MPC’s independent legal counsel, in the form attached as Exhibit I;

(k)     Letters of cancellation of all warrants and options held by the Stockholders; and

(l)     Such other Documents as may be reasonably requested by DPW in connection with the Closing.

1.5     Deliveries at Closing by DPW to the Stockholders. At the Closing, subject to the terms and conditions of this Agreement, DPW shall execute and deliver or cause to be executed and delivered to the Stockholders:

(a)     certificates evidencing all 378,776 shares of DPW Preferred Stock forming a part of the Exchange Shares, duly registered in the name of the applicable Stockholders and in such respective numbers as indicated next to such Stockholder’s name on the signature page hereto, which shares of DPW Preferred Stock shall be convertible into an aggregate of 757,552 shares of DPW Common Stock;

(b)     certificates evidencing all 1,342,448 shares of DPW Common Stock forming a part of the Exchange Shares, duly registered in the name of the applicable Stockholders and in such respective numbers as indicated next to such Stockholder’s name on the signature page hereto (with an additional 500,000 such shares being issued to the Significant Stockholders as hereinafter described);

(c)     a copy of a filing receipt or certified copy of the Series D Certificate of Determination from the Secretary of State of California, evidencing the filing and recordation of the Certificate of Determination for DPW Series D Preferred Stock; and

(d)     the Exchange Warrants to purchase an aggregate of 1,000,000 shares of DPW Common Stock to the Stockholders in such respective numbers as indicated next to such Stockholder’s name on the signature page hereto.

1.6     Deliveries at Closing by DPW to MPC. At the Closing, DPW shall wire to MPC $220,000 pursuant to the issuance of the MPC Note.

1.7    Deliveries at Closing by DPW to Lucosky & Brookman LLP. At the Closing, subject to the terms and conditions of this Agreement, DPW shall execute and deliver or cause to be executed and delivered to Lucosky & Brookman LLP:

(a)     a promissory note to be issued by MPC (the “LB Note”) in the principal face amount of $450,000 to Lucosky Brookman LLP, which LB Note shall carry an annualized interest rate of 8% and otherwise be in substantially the form attached hereto as Exhibit J; and

(b)     a copy of a filing receipt or certified copy of the Series E Certificate of Determination (the “Series E Certificate of Determination” and with the Series D Certificate of Determination, the “Certificates of Determination”) from the Secretary of State of California, evidencing the filing and recordation of the Certificate of Determination for DPW Series E Preferred Stock evidencing shares of Series E Convertible Preferred Stock (the “DPW Series E Preferred Stock”), no par value per share, containing such rights, designations and are set forth in the Series E Certificate of Determination in substantially the form attached hereto as Exhibit K and made a part hereof.

1.8     Restrictions on Resale. None of the Exchange Securities, the DPW Series D Preferred Stock, the DPW Series E Preferred Stock or the shares of DPW Common Stock into which each such security is convertible or exercisable (collectively, the “Securities”) will be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) DPW receives an opinion of counsel for the securityholder, reasonably satisfactory to counsel for DPW, that an exemption from the registration requirements of the Securities Act is available. DPW has undertaken no obligation to file a registration statement with respect to the Securities and has no intention of doing so.

The Exchange Securities for which the Subject Shares shall have been issued pursuant to this Agreement, and the shares of common stock issuable upon conversion of the DPW Series E Preferred Stock, shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

1.9     Exchange of Certificates.

(a)     After the Closing Date and pursuant to a customary letter of transmittal or other instructional form provided by DPW to the Stockholders, the Stockholders shall be required to surrender all their Subject Shares to DPW, and the Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Exchange Securities, as set forth on the signature page hereto, which the Subject Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Closing Date, represented Subject Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Exchange Securities for which such Subject Shares have been so exchanged.

(b)     All Exchange Securities for which the Subject Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Subject Shares.

(c)     On the Closing Date, no transfer of Subject Shares shall thereafter be recorded thereon.

1.10     MPC’s Board of Directors.

(a)     As soon as reasonably practicable after the Closing Date, MPC shall, upon DPW’s request, take all actions as are necessary or desirable to enable the five (5) designees of DPW (the “DPW Designees”) to be so elected or designated to the board of directors of MPC, including promptly filling vacancies or newly created directorships on the board of directors of MPC and/or promptly securing the resignations of all but Necdet Ergul, who will serve as MPC’s incumbent director, and shall cause DPW Designees to be so elected or designated at such time (such member of the board of directors of MPC immediately prior to any DPW Designees joining the board of directors of MPC who remains on the board of directors of MPC after DPW Designees join the board of directors of MPC, the “Continuing Director”). Upon the Closing, the Continuing Director shall appoint the President and Chief Executive Officer of DPW as the Chairman of the board of directors as well as the President and Chief Executive Officer of MPC and each of its subsidiaries. As soon as reasonably practicable after the Closing Date, MPC shall also, upon DPW’s request, cause DPW Designees to serve on and constitute the same percentage (rounded up to the next whole number) as is on the board of directors of MPC of (i) each committee of the board of directors of MPC, (ii) each board of directors (or similar body) of each Subsidiary of MPC and (iii) each committee (or similar body) of each such board, in each case to the extent permitted by applicable Legal Requirements.

(b)     MPC’s obligations to appoint DPW Designees to the board of directors of MPC shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. MPC shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.10, including mailing to MPC’s stockholders any information required by Section 14(f) and Rule 14f-1 to enable the DPW Designees to be elected or designated to the board of directors of MPC at the time or times contemplated by this Section 1.10. DPW shall supply or cause to be supplied to MPC any information with respect to DPW, its officers, directors and Affiliates, and the proposed DPW Designees to the board of directors of MPC required by Section 14(f) and Rule 14f-1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DPW

DPW hereby represents and warrants to the Stockholders, as of the date of this Agreement and as of the Closing Date, as follows:

2.1     Corporate Organization. DPW (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to carry on its business as it is now being conducted and to own the Properties it now owns, and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other states in which it does business, except where such failure to be so qualified or licensed would not have a Material Adverse Effect on DPW’s business; DPW is duly and properly registered pursuant to applicable state laws and regulations in all states where the conduct of DPW’s business as presently conducted requires such registration. The copies of the Articles of Incorporation and Bylaws of DPW (the “Charter Documents”) as filed with the Securities and Exchange Commission (the “Commission”) are complete and correct copies of such instruments as presently in effect.

2.2     Authority. DPW has the corporate power and the authority to execute, deliver and perform this Agreement and every other Transaction Document. The execution, delivery and performance of this Agreement by DPW have been duly authorized by its board of directors. No other corporate proceedings on the part of DPW are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by DPW and, assuming due execution and delivery hereof by MPC and the Stockholders, is a valid and legally binding agreement of DPW, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles, and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

2.3     Capitalization. As of the date hereof, the authorized capital stock of DPW consists of (i) 30,000,000 shares of Common Stock and (ii) 2,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), of which (A) 500,000 have been designated Series A Redeemable Convertible Preferred Stock (B) 500,000 have been designated Series B Convertible Preferred Stock, (C) 400,000 have been designated Series C Convertible Preferred Stock, (D) 378,776 have been designated Series D Convertible Preferred Stock, (E) 10,000 have been designated Series E Convertible Preferred Stock and (F) 211,224 of such shares constitute “blank check” Preferred Stock. As of the date hereof (i) 9,216,853 shares of Common Stock are issued and outstanding, (ii) no shares of Common Stock are held by DPW in its treasury, and (iii) 25,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

2.4     Consents; Permits; Defaults. Assuming the accuracy of the representations and warranties of the Stockholders in Article 3, other than as contemplated in this Agreement, neither the execution, delivery or performance of this Agreement by DPW, nor compliance by DPW with any of the provisions of this Agreement will, with the exception of the Required Approvals, require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority or any other Person, other than the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Authority or any other Person, individually or in the aggregate, has not had a Material Adverse Effect on DPW.

2.5     Non-Contravention. The execution, delivery and performance of this Agreement and the Transaction Documents by DPW does not and will not (i) result in a breach of, or constitute a default under the Charter Documents, (ii) result in a breach of, or constitute a default under, any loan agreement, indenture or mortgage or any material lease, agreement, franchise, license, permit or other undertaking or Contract to which DPW is a party or any of its Properties may be subject or bound, (iii) result in a violation of any order, writ, injunction, decree or award of any court or Governmental Authority including, but not limited to, the Commission, to DPW or relating to any of its Properties, or (iv) result in a violation of any federal or state law, statute, ordinance, rule or regulation or other Legal Requirement applicable DPW.

2.6     Financial Statements.

(a)     DPW has delivered or made available (for purposes of this section, filings that are publicly available prior to the date hereof on the EDGAR system of the Commission under the name of DPW are deemed to have been made available) to the Stockholders: a true and complete copy of DPW’s audited balance sheet as of December 31, 2016 and December 31, 2015 and the related audited statements of operations, changes in DPW stockholder’s deficit and cash flows for each of the years ended December 31, 2016, and December 31, 2015 prepared in accordance with GAAP, together with the reports of Marcum, LLP and Kost Forer Gabbay & Kasierer, DPW’s independent registered public accounting firms (collectively the “Firm”), which have served as DPW’s auditors of DPW’s financial statements (such statements, including the related notes and schedules thereto, are referred to herein as the “DPW Financial Statements”). The DPW Financial Statements have been prepared from, are in accordance with, and accurately reflect, the books and records of DPW, comply in all material respects with applicable accounting requirements in the case of the DPW Financial Statements; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of DPW as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate and the absence of footnotes). The DPW Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as set forth in the notes thereto). The DPW Financial Statements are in a form appropriate for filing with the Commission.

(b)     The Firm, which has certified the DPW Financial Statements and related schedules, is an independent registered public accounting firm with respect to DPW as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States).

2.7     Compliance with Law. The business of DPW has been operated in compliance with all Legal Requirements, including all laws, ordinances, rules, regulations and orders of all Governmental Authorities and the NYSE MKT LLC, except where such failure would not have a Material Adverse Effect on DPW or its business. DPW has filed all reports and statements, including but not limited to the SEC Reports, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority or any other body having jurisdiction over DPW’s operations. DPW has not received any written communication from a Governmental Authority that alleges that DPW is not in compliance with any federal, state, local or foreign laws, ordinances and regulations or has not made all of the filings required by all such authorities, organizations and agencies.

2.8     Tax Matters. All Tax Returns required to be filed by or on behalf of DPW have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of DPW (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, DPW has made due and sufficient accruals for such Taxes in the DPW Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of DPW. DPW has complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all Applicable Laws.

2.9     SEC Reports. DPW has filed with the Commission all SEC Reports required to be filed pursuant to the Securities Act and Exchange Act and is current in its reporting obligations. As of their respective dates, all SEC Reports complied in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports when they were filed contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.10    Common Stock Symbol. The DPW Common Stock is currently listed on the NYSE MKT LLC under the symbol “DPW.”

2.11    Disclosure of Material Information. Neither DPW nor any other Person acting on its behalf has provided or will provide the Stockholders or their respective agents or counsel with any information that DPW believes constitutes material non-public information (other than with respect to the Transactions).

2.12     Exchange Securities. The Exchange Securities, when issued, will be duly authorized, fully paid and non-assessable and shall vest in the holder thereof free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws but subject to the Required Approvals), Taxes, Encumbrances, commitments, equities, claims, and demands and neither were nor are subject to any pre-emptive or other similar rights.

2.13     DTC Eligibility. DPW’s transfer agent is a participant in and the DPW Common Stock is eligible for transfer pursuant to the Depository Trust Company’ Fast Automated Securities Transfer Program.

2.14     No Subsidiaries. DPW has no Subsidiaries other than Digital Power Limited (“DPL”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MPC AND THE MPC STOCKHOLDERS.

Except as set forth in the Disclosure Schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made by the Stockholders in this Agreement and for purposes of Section 3.17, MPC and the Stockholders hereby jointly and severally represent and warrant to DPW, as of the date of this Agreement and as of the Closing Date, as follows:

3.1     Organization, Standing and Authority; Ownership of Shares. MPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MPC has the full corporate power and corporate authority to execute, deliver and perform each Transaction Document to which it is a party. MPC is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification. Each of the Stockholders has all right, power and authority to execute and deliver this Agreement and each Transaction Document to which he or it is a party and to perform his or its obligations hereunder and thereunder. The Stockholders are the registered and the beneficial owners of all of the Subject Shares listed on Schedule 3.1, in each case free and clear of Encumbrances of any type or description and there are no options, agreements or other Encumbrances of any other person, firm or corporation in existence which could restrict or limit the respective Stockholder’s ability to transfer to DPW good and marketable title to all of the Subject Shares free and clear of all such Encumbrances.

3.2     Authorization of Agreement. The execution, delivery, and performance of this Agreement by MPC and each of the Stockholders has been duly authorized by all necessary corporate and stockholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of MPC and each of the Stockholders enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement and compliance with its provisions by MPC and the Stockholders will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), MPC’s Certificate of Incorporation or Bylaws (the “MPC Charter Documents”), in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which MPC or any of the Stockholders is a party or by which it or he or any of its or his properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to MPC and the Stockholders except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on DPW or MPC. Except as set forth in Schedule 3.2, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of MPC or any of the Stockholders in connection with the execution, delivery and performance of this Agreement.

3.3     No Conflict. None of the execution, delivery or performance of this Agreement by any Stockholder, the consummation of the Exchange or any other transaction contemplated by this Agreement, or compliance by MPC or any Stockholder with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the MPC Charter Documents; or (b) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance upon any of the respective properties or assets of MPC pursuant to any Contract or permit to which MPC is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Encumbrances which, individually or in the aggregate, have not had a Material Adverse Effect on DPW or MPC.

3.4     Financial Statements.

(a)     MPC has delivered or made available (for purposes of this section, filings that are publicly available prior to the date hereof on the EDGAR system of the Commission under the name of MPC are deemed to have been made available) to DPW: (i) a true and complete copy of MPC’s unaudited consolidated balance sheet as of December 31, 2016 and the related unaudited consolidated statements of operations, changes in MPC’s stockholder’s deficit and cash flows for the six month periods then ended and (ii) a true and complete copy of MPC’s audited balance sheet(the “MPC Balance Sheet”) as of June 30, 2016 (the “Balance Sheet Date”) and June 30, 2015 and the related audited statements of operations, changes in MPC Stockholder’s deficit and cash flows for each of the years ended June 30, 2016, and June 30, 2015 prepared in accordance with GAAP, together with the report of Rosenberg Rick Baker Berman & Company, MPC’s independent registered public accounting firm (the “MPC Firm”), which has served as MPC’s auditors since the audit of its 2015 financial statements (such statements, including the related notes and schedules thereto, are referred to herein as the “MPC Financial Statements”). The MPC Financial Statements have been prepared from, are in accordance with, and accurately reflect, the books and records of MPC, comply in all material respects with applicable accounting requirements in the case of the MPC Financial Statements; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of MPC as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate and the absence of footnotes). The MPC Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as set forth in the notes thereto). The MPC Financial Statements are in form appropriate for filing with the Commission.

(b)     The MPC Firm, which has certified the MPC Financial Statements and related schedules, is an independent registered public accounting firm with respect to MPC as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States).

(c)     There are no relationships or services, or any other factors that may affect the objectivity and independence of the MPC Firm under applicable auditing standards. The MPC Firm has not performed any non-audit services for any Person related to MPC.

(d)     Except as otherwise disclosed in the MPC Financial Statements or on Schedule 3.4(d) hereof, MPC does not have any liabilities, except those incurred in the ordinary course of business since the Balance Sheet Date.

3.5     Absence of Material Adverse Change; Distributions. Except as set out in Schedule 3.5, since the Balance Sheet Date, MPC has operated only in the ordinary course and since that date, there has not been any change in the business, operations, results of operations, assets or condition (financial or otherwise) of MPC that has had or might reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.5 since that date:

(a)     MPC has not, in a single transaction or a series of related transactions, sold, transferred, or disposed of any of its assets, tangible or intangible, which, individually or in the aggregate, have a fair market value in excess of $5,000, other than sale of products and services in the ordinary course of business;

(b)     MPC has not entered into any Material Contract;

(c)     no Person (including MPC and the Stockholders) has accelerated, terminated, modified, or cancelled any Material Contract;

(d)     MPC has not incurred any loans or borrowings in excess of $25,000 or granted or suffered to exist any Encumbrance upon any of its assets, tangible or intangible;

(e)     MPC has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business;

(f)     MPC has not made any capital investment in, any loan to, or any acquisition of the securities or (otherwise than in the ordinary course of business) assets of, any other Person (or series of related capital investments, loans, and (otherwise than in the ordinary course of business) acquisition in excess of $25,000;

(g)     MPC has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed or otherwise become liable for any indebtedness except in the ordinary course of business;

(h)     MPC has not cancelled, compromised, waived, or released any right or claim;

(j)     MPC has not licensed, sold or otherwise transferred any rights under or with respect to any Intellectual Property;

(k)     there has been no change made or authorized in the MPC Charter Documents;

(l)     MPC has not issued any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(m)     MPC has not directly or indirectly, (i) made, paid or declared any dividend or distribution in respect of its capital stock, or repurchased or redeemed any such capital stock (ii) paid any interest or principal in respect of, or otherwise made any payment in connection with, any indebtedness, (iii) paid any management or other fees to the Stockholders or any of their respective Affiliates, (iv) made any other payment in respect of any liability, obligation or commitment to the Stockholders or any of their respective Affiliates, (v) assumed, guaranteed, or otherwise become liable (directly or contingently) for any liability or obligation of the Stockholders or any of their respective Affiliates, or (vi) entered into any other transaction, commitment or understanding with the Stockholders or any of their respective Affiliates or for the benefit of any of them;

(n)     MPC has not experienced any damage or destruction to or loss of (whether or not covered by insurance) to its property in excess of $5,000 in the aggregate;

(o)     MPC has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(p)     MPC has not granted any increase in the base compensation of any of its directors, officers, or employees outside the ordinary course of business;

(q)     MPC has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

(r)     MPC has not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

(s)     MPC has not made or pledged to make any charitable or other capital contribution;

(t)     there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving MPC that would have a Material Adverse Effect;

(u)     MPC has not made an election with respect to Taxes that was not previously made, nor has it changed or revoked an election with respect to Taxes that was previously made; and

(v)     MPC has not committed or agreed, orally or in writing, to any of the foregoing and the giving of notice by any Person or the passage of time will not result in the occurrence of any of the foregoing.

3.6     Customer and Suppliers. Schedule 3.6 sets forth, for the fiscal years ended June 30, 2016 and June 30, 2016, and for the period ended March 31, 2017, the top ten major customers and the top ten major suppliers of MPC indicating materials and/or services supplied or purchased and a list identifying unwritten key arrangements with same, including rebate and incentive arrangements.

3.7     Accounts Receivable. MPC has provided to DPW a copy of Schedule 3.7, which sets forth its accounts receivable as of the Balance Sheet Date and March 31, 2017, together with an aging analysis.

3.8     No Litigation; Compliance with Laws; Permits; Defaults.

(a)     Other than as set forth on Schedule 3.8(a), there is no outstanding claim or other Proceeding pending by or against, or, to the Knowledge of the Stockholders, threatened by or against, MPC (including at law or in equity or before or by any Governmental Authority or arbitrator), or affecting or relating to, the Subject Shares or the assets of MPC in which an unfavorable outcome would have a Material Adverse Effect on MPC.

(b)     MPC is in compliance in all material respects with all Applicable Laws. Without limiting the generality of the foregoing, MPC is in compliance in all material respects with all laws relating to (i) employment, including any relating to workers’ compensation, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, and the payment of social security and similar taxes and (ii) the environment, health, and safety, in each case, applicable to MPC, its business and its assets and properties.

(c)     No written notice has been received by the Stockholders or MPC during the past three years alleging any violation of law by MPC.

(d)     MPC has all Permits, including without limitation all Permits that are required pursuant to environmental, health or safety laws for the occupation of its facilities used or held for use by MPC and the operation of its business, necessary for the conduct and operation of its businesses as currently conducted, including owning and using the assets and properties of MPC in the manner MPC currently owns and uses the same (“Material Permits”). The Material Permits are listed in Schedule 3.8 and are valid and in full force and effect. MPC is in material compliance with the terms and conditions of all Material Permits. No Permit and no notice to any Governmental Authority is required on the part of MPC or the Stockholders in connection with the execution, delivery and performance of this Agreement or any Transaction Document, except as described in Schedule 3.2 hereto.

(e)     No notification to and no authorization, consent, approval, license, registration, declaration, filing or order of any Governmental Authority is required by or with respect to, MPC and/or the Stockholders (collectively, the “MPC Parties”) in connection with the execution, delivery and performance of this Agreement and/or the Transaction Documents by the signatories hereto. No notice has been issued and no investigation, inquiry or review is pending or, to the Knowledge of any of the MPC Parties, threatened by any Governmental Authority with respect to (i) any alleged violation by MPC of any law, ordinance, regulation, order, policy, guideline or any other Legal Requirement of any Governmental Authority, or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of MPC. There are no defaults, and none of the Stockholders has any Knowledge of any reason why any default will occur hereafter, whether as a result of the consummation of the Exchange or the other transactions contemplated hereby (the “Transactions”) or otherwise, in any obligation to be performed by any party to a Contract to which MPC is a party or by which it is bound which would have a Material Adverse Effect.

3.9     Taxes. Except as set forth on Schedule 3.9:

(a)     MPC has filed with the appropriate Taxing Authorities all Tax returns that it was or is required to file. All such Tax returns were correct and complete in all material respects. All Taxes owed by MPC that are or have been due and payable have been paid. MPC is not currently the beneficiary of any extension of time within which to file any Tax Return. In the past seven years, no claim has ever been made by an authority in a jurisdiction where MPC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and, to the Knowledge of MPC, there is no basis for such a claim. There are no Encumbrances on any of the assets of MPC that relate to Taxes (other than Taxes not yet due and payable).

(b)     MPC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)     There is no dispute or claim concerning any Tax Liability of MPC either (i) claimed or raised by any authority in writing to MPC or (ii) as to which MPC has knowledge based upon personal contact with any agent of such authority.

(d)     MPC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

The unpaid Taxes of MPC (i) did not, as of December 31, 2016, exceed its reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the MPC Balance Sheet included within the Form 10-Q filed by MPC for the fiscal quarter ended December 31, 2016 and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MPC in filing its Tax Returns.

3.10     Contracts; Material Contracts.

(a)     Schedule 3.10(a) contains an accurate and complete list and terms of all MPC’s Contracts. Other than as set forth on Schedule 3.10(a), MPC is not a party to or bound by any of the following, whether written or oral:

(i)     Any Contract that cannot by its terms be terminated by MPC with 30 days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

(ii)     Any Contract or commitment for capital expenditures for non-product orders by MPC in excess of $25,000 per calendar quarter in the aggregate other than purchase order to vendors to manufacture products sold to customers;

(iii)     Any lease or license with respect to any material Properties, whether as landlord, tenant, licensor or licensee;

(iv)     Any Contract or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

(v)     Any Contract with any Affiliate of MPC relating to the provision of goods or services by or to MPC other than purchase orders to vendors to manufacture products sold to customers;

(vi)     Any Contract for the sale of any assets;

(vii)     Any Contract that purports to limit MPC’s freedom to compete freely in any line of business or in any geographic area;

(viii)     Any preferential purchase right, right of first refusal, or similar agreement; or

(ix)     Any other Contract that is material to the business of MPC.

(b)     All of the Contracts listed or required to be listed in Schedule 3.10(a) are valid, binding and to the Knowledge of the Stockholders, in full force and effect, and MPC has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such Contract in any respect. Neither MPC nor, to the Knowledge of the Stockholders, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed on Schedule 3.7(a) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Following the Closing, MPC will continue to be entitled to all of the benefits currently held by MPC under each Contract listed or required to be listed on Schedule 3.10(a).

(c)     MPC is not a party to or bound by any Contract or Contracts the terms of which were arrived at by, or otherwise reflect, less-than-arm’s-length negotiations or bargaining.

(d)     Schedule 3.10(d) contains a true, complete and correct list of each Material Contract. The Stockholders have made available to DPW true complete and correct copies of all written Material Contracts. All Material Contracts are in writing. To the Knowledge of the Stockholders, each of the Material Contracts is valid and in full force and effect. Except for defaults that, individually or in the aggregate, have not had and will not have a Material Adverse Effect (a) neither MPC nor, to the Knowledge of the Stockholders, any other party to any Material Contract is in default under the terms thereof and (b) there has been no written claims of any material default. No party to any Material Contract has notified the Stockholders of its intention to cease to perform any material obligations required to be performed by it thereunder or withhold any material payment required to be made by it thereunder.

3.11     Labor Matters. During the past three years, there has not been, (a) any strike, slowdown, picketing or organized work stoppage by any of the Employees, (b) any proceeding pending against or, to the Knowledge of the Stockholders, threatened against, MPC relating to the alleged material violation of any law pertaining to labor relations or other employment matters, including any charge or complaint filed by an employee or union with any Governmental Authority, (c) any application for certification of a collective bargaining representative or other effort to organize any of its respective Employees for the purpose of forming or joining a union, or (d) any lockout of any Employees by MPC.

3.12     Employee Benefit Plans and Benefit Arrangements. MPC has provided to DPW copies of all existing Employee Benefit Plans and all such Employee Benefit Plans are listed on Schedule 3.12.

(a)     Each Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of the applicable laws in the United States governing pensions and other Employee Benefit Plans.

(b)     MPC’s execution of, and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer, director, agent or consultant of MPC to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or other benefit (whether under any Employee Benefit Plan or otherwise) to any such employee, officer, director, agent or consultant.

(c)     There are no pending claims by or on behalf of any Employee Benefit Plan or by or on behalf of any individual participant or beneficiary of an Employee Benefit Plan alleging breach of fiduciary duty or breach of any provision of the Employee Benefit Plan to pay benefits on the part of MPC or any of its officers, directors or employees, nor to the Knowledge of the Stockholders, is there any threatened claim or any basis for such a claim.

3.13     Personal Property; Intellectual Property Rights.

(a)     All of the property other than real property (other than Intellectual Property) reflected in the MPC Balance Sheet is in existence (except for dispositions made in the ordinary course of business since the date of the MPC Balance Sheet). MPC has good and marketable title to all of its assets and properties, free and clear of all Encumbrances and such assets and properties consist of all of the assets and properties required by MPC to conduct its business consistent with past practice. To the Knowledge of the Stockholders, there are no material defects, latent or patent, in its personal property.

(b)     Except as set out in Schedule 3.13(b), which qualifies the whole of this Section 3.13(b), MPC owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used for the operation of MPC’s business as presently conducted. Each item of Intellectual Property owned or used by MPC immediately prior to the Closing hereunder will be owned or available for use by MPC on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of Stockholders, MPC has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. Schedule 3.13(b) sets forth a true, correct and complete list (together with description, registration number and registration date) of each item of Intellectual Property owned by MPC or used in the operation of MPC business, and, to the extent registered with any Governmental Authority, the name, date of registration and registration number of each such item. MPC has not interfered with, infringed upon, misappropriated, or violated any rights in Intellectual Property of third parties in any material respect, and has not within the past six years received any claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation thereof. To the Knowledge of the Stockholders, no third party has interfered with, infringed upon, misappropriated, or violated in any material respect any Intellectual Property of MPC. The Intellectual Property of MPC constitutes all the Intellectual Property that is material to the conduct of the business of MPC as now conducted. All software used or held for use by MPC is owned by MPC or used or held for use in accordance with all applicable Contracts, and MPC has paid all amounts required to be paid in connection therewith. MPC has taken reasonable steps to protect its Confidential Information and trade secrets. Each independent contractor who has provided material services to MPC, and each employee who has provided material services to MPC otherwise than in the normal course of his or her employment, has agreed to assign to MPC all inventions developed in the course of such services.

3.14     Insurance. Schedule 3.14 contains a true, correct and complete list of all insurance policies pursuant to which MPC is insured excluding, however, any insurance policies related to Employee Benefit Plans or Benefit Arrangements. All of MPC’s insurance policies are current fully paid in accordance with their terms. Except for routine non-material claims by Employees, there are no pending claims under such insurance policies. MPC has not failed to give any material notice or present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims by MPC under any such policy. MPC has not received a notice of cancellation or non-renewal of any such policy.

3.15     Employees. Schedule 3.15 contains a true, correct and complete list of the name, start date, current annual salary, amount of any bonuses paid for the fiscal year ended June 30, 2016, expense accounts, other special benefits or perquisites (including the use of an automobile), and the amounts of accrued sick days and vacation days of each Employee. To the Knowledge of the Stockholders, no Employee recently has threatened to terminate his or her employment. Neither MPC nor, to the Knowledge of the Stockholders, any Employee, is restricted, directly or indirectly, by any Contract, including any agreement regarding confidentiality, from carrying on the business of MPC anywhere in the world. There are no claims pending or, to the Knowledge of the Stockholders, threatened regarding compensation (including but not limited to claims related to sales commissions, minimum wage or overtime) or any other conditions or terms of employment or the termination thereof concerning the business of MPC. There have been no promises or undertakings by MPC to continue the employment of any employee or contractor for a fixed or stated duration or to continue or increase the compensation of any employee or contractor (otherwise than as provided in the relevant contract). MPC has no liability with respect to independent contractors who perform or have performed services for MPC under any Employee Benefit Plan or other benefit arrangements of any kind whatsoever or under applicable law. MPC has kept complete and up-to-date employment records required by applicable law to be created and maintained in connection with its business. Except as disclosed in Schedule 3.15, all of the individuals who provide services to MPC are employees of MPC.

3.16     Affiliated Transactions.

(a)     MPC has directly and indirectly conducted or otherwise operated its business only through assets and properties owned or leased by it.

(b)     Except as set forth in Schedule 3.16(b), MPC does not owe any amount to, or have any Contract with (other than amounts reimbursable for expenses and salary arising in the ordinary course of business to such individuals and consistent with past practices), any member of the Stockholders or their Affiliates or any of its other directors, officers, employees or consultants.

(c)     Except as set forth in Schedule 3.16(c), none of the Stockholders or their respective Affiliates owns any asset or property used by MPC.

3.17     Investment Representations. Each of the Stockholders severally makes the following representations and warranties.

(a)     The Stockholder is, and on each date on which the Stockholder continues to own restricted Securities will be, an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. In general, an “Accredited Investor” is deemed to be an institution with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding the value of such person’s principal residence) or annual income exceeding $200,000 or $300,000 jointly with his spouse.

(b)     The Stockholder hereby acknowledges and represents that (a) the Stockholder has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Stockholder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by DPW to the Stockholder to evaluate the merits and risks of such an investment on the Stockholder’s behalf; (b) the Stockholder recognizes the highly speculative nature of this investment; and (c) the Stockholder is able to bear the economic risk that the Stockholder hereby assumes.

(c)     The Stockholder hereby acknowledges receipt and careful review of this Agreement, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Stockholder has been furnished by DPW all information regarding DPW and any additional information that the Stockholder has requested or desired to know.

(d)     In making the decision to acquire the Securities the Stockholder has relied solely upon the information provided by DPW in the Offering Materials. To the extent necessary, the Stockholder has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the acquisition of the Securities hereunder. The Stockholder disclaims reliance on any statements made or information provided by any person or entity in the course of the Stockholder’s consideration of an investment in the Securities other than the Offering Materials.

(e)     The Stockholder hereby represents that the Stockholder, either by reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisors (who are unaffiliated with and not, directly or indirectly, compensated by DPW or any affiliate or selling agent of DPW), has the capacity to protect the Stockholder’s own interests in connection with the transaction contemplated hereby.

(f)     The Stockholder understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

(g)     The Stockholder understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Stockholder’s investment intention. In this connection, the Stockholder hereby represents that the Stockholder is acquiring the Securities for the Stockholder’s own account for investment and not with a view toward the resale or distribution to others. Notwithstanding the foregoing, however, by making the representations herein, such Stockholder does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(h)     The Stockholder understands that Rule 144 (“Rule 144”), as promulgated under the Securities Act, requires for non-affiliates, among other conditions, a six month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Stockholder understands and hereby acknowledges that DPW is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws.

(i)     The Stockholder consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Stockholder is aware that DPW will make a notation in its records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in a form substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(j)     The Stockholder hereby represents that the address of the Stockholder furnished by Stockholder on the signature page hereof is the Stockholder’s principal residence if Stockholder is an individual or its principal business address if it is a corporation or other entity.

(k)     The Stockholder represents that the Stockholder has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to acquire the Securities. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(l)     If the Stockholder is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in DPW and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(m)     The Stockholder represents that he is not a Registered Representative of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm.

(n)     The Stockholder acknowledges that at such time, if ever, as the Securities are registered, sales of the Securities may be subject to state securities laws.

(o)     The Stockholder agrees not to issue any public statement with respect to the Stockholder’s acquisition of shares of DPW Common Stock or the terms of this Agreement or any other agreement or covenant between it or him and DPW without DPW’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(p)     The Stockholder agrees to hold DPW and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Stockholder in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Stockholder to comply with any covenant made by the Stockholder in this Agreement or any other document furnished by the Stockholder to any of the foregoing in connection with this transaction.

3.18     Real Property.

(a)     MPC does not own, directly or indirectly, any freehold interest in real property.

(b)     Schedule 3.18(b) sets forth a true and correct list of all real property leased or subleased to MPC. MPC has delivered to DPW correct and complete copies of the leases and subleases referred to in Schedule 3.18(b). With respect to each lease and sublease listed in Schedule 3.18(b):

(i)     all facilities leased or subleased by MPC has received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

(ii)     all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

3.19     Title to the Subject Shares. The Stockholders are the true and lawful registered holders and beneficial owners of the Subject Shares listed opposite the name of each of the Stockholders on Schedule 3.19, free and clear of all Encumbrances. Upon the consummation of the Exchange, DPW will receive good and valid title to all of the Subject Shares, free and clear of all Encumbrances. Other than the rights and obligations arising under this Agreement, none of the Subject Shares is subject to any rights of any other Person to acquire the same.

3.20     Capital Stock. Except for this Agreement and the other Transaction Documents, there exist no outstanding options, warrants, subscription or other rights or arrangements relating to, or with respect to, any equity interest in MPC, except as set forth on Schedule 3.20. MPC is not a participant in any joint venture or partnership with any other Person. Except for the Subsidiaries, MPC has no subsidiaries or any equity investment in any other Person. The authorized share capital of MPC is set forth on Schedule 3.20, which also sets forth the name and address of each holder of Subject Shares, and the number of shares held, beneficially or of record, by each such Person. Except as set forth on Schedule 3.20, MPC has not authorized or issued any preference shares. All of the issued shares in the capital of MPC is duly authorized and validly issued and fully paid. None of such shares was issued in violation of any pre-emptive or preferential right.

3.21     Officers and Directors. Schedule 3.21 lists all of the officers and directors of MPC as of the date of this Agreement.

3.22     Powers of Attorney; Bank and Security Accounts. MPC has not given any power of attorney to any Person other than its officers and directors in their capacities as such, including with respect to any of the assets or properties of MPC. None of the Stockholders has given any power of attorney to any Person in respect of any of the Subject Shares. The only bank accounts and security accounts of MPC are those listed in Schedule 3.22.

3.23     Breach of Warranty. Each of the Stockholders severally warrants to the others that he is not aware of any fact, matter or thing that is inconsistent with any of the statements set out in this Article III or which would render any such statement false, inaccurate or misleading.

3.24     Capitalization. As of the Agreement Date the authorized capital stock of MPC consists of (i) 20,000,000 shares of MPC Common Stock and (ii) 200,000 shares of MPC Preferred Stock, all of which shares have been designated Series A Convertible Preferred Stock. As of the date hereof (i) 2,436,485 shares of MPC Common Stock are issued and outstanding, (ii) no shares of MPC Common Stock are held by MPC in its treasury, and (iii) 15,382 shares of MPC Preferred Stock are issued or outstanding. After giving effect to the acquisition of the Subject Shares by DPW in the Exchange, MPC will have 2,785,508 shares of MPC Common Stock issued and outstanding, of which (i) the 1,603,434 Subject Shares will be owned by DPW, which shares will constitute approximately 58% of the issued and outstanding MPC Common Stock (as well as 50.2% on fully diluted basis) and (ii) 1,182,074 shares of MPC Common Stock will be owned by its present stockholders, which shares will constitute approximately 42% of the issued and outstanding MPC Common Stock (as well as 49.8% on fully diluted basis).

Other than as set forth above, no shares of capital stock or other voting or non-voting securities of MPC are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of MPC are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Purchase Right, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of the State of Delaware, the MPC Charter Documents, or any Contract to which MPC is a party or otherwise bound. Except as set forth on Schedule 3.24, there are no oral and/or written, direct and/or indirect options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which MPC is a party or by which it is bound; (a) obligating MPC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, MPC, (b) obligating MPC to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of MPC. As of the Agreement Date, there are no outstanding contractual obligations of MPC to repurchase, redeem or otherwise acquire any shares of capital stock of MPC. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of MPC issued prior to the Closing complied with all applicable federal and state securities laws and MPC has not been notified by the Commission, the FINRA, any state securities commission or any other Governmental Authority of the absence of compliance by MPC with any federal and state securities laws or other Legal Requirements. No stockholder has a matured and/or unmatured right of rescission or claim for damages with respect thereto.

3.25     Non-Contravention. The execution, delivery and performance of this Agreement and the Transaction Documents by MPC does not and will not (i) result in a breach of, or constitute a default under the Charter Documents, (ii) result in a breach of, or constitute a default under, any loan agreement, indenture or mortgage or any material lease, agreement, franchise, license, permit or other undertaking or Contract to which MPC is a party or any of its Properties may be subject or bound, (iii) result in a violation of any order, writ, injunction, decree or award of any court or Governmental Authority including, but not limited to, the Commission, to MPC or relating to any of its Properties, or (iv) result in a violation of any federal or state law, statute, ordinance, rule or regulation or other Legal Requirement applicable to MPC.

3.26     Absence of Undisclosed Liabilities and Agreements. MPC does not have any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise) which are not accurately reflected or provided for in the balance sheet dated as of the Balance Sheet Date included within the MPC Financial Statements (whether or not they are required to be disclosed under GAAP), other than (a) those incurred in the ordinary course of MPC’s business since Balance Sheet Date, (b) those disclosed in this Agreement or the Disclosure Schedules and (c) those material obligations arising subsequent to the date hereof pursuant to the express terms of executory Contracts, which executory Contracts (to the extent such Contracts are material to the business of MPC) are identified on Schedule 3.26. Neither MPC nor any of its officers or directors has effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulations S-K promulgated by the Commission) since the Balance Sheet Date. Except as set forth on Schedule 3.26 or otherwise contemplated by this Agreement, as of the Closing there will be no Liabilities of MPC.

3.27     Absence of Questionable Payments. Neither MPC nor any Affiliate, director, officer, employee, agent, representative or other Person acting on behalf of MPC has: (i) used any funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities of foreign, federal, state or local government officials or others in violation of any Law (including the Foreign Corrupt Practices Act of 1977, as amended), or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

3.28     Absence of Certain Business Practices. Neither MPC nor any other Affiliate or agent of MPC, or any other person acting on behalf of or associated with MPC, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier of MPC; or (b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of MPC (or assist MPC in connection with any actual or proposed transaction), in each case which (i) may subject MPC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the business, financial condition, operations or prospects of MPC, or (iii) if not continued in the future, may adversely affect the business, financial condition, operations or prospects of DPW.

3.29     Transactions with Affiliates. Except as set forth on Schedule 3.29, MPC has not purchased, acquired or leased any Property or services from, or sold, transferred or leased any Property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with any officer, director or stockholder of MPC or any of their respective Affiliates. No Affiliate of MPC is indebted to MPC for money borrowed or other loans or advances, and MPC is not indebted to any such Affiliate.

3.30     Absence of Certain Control Person Actions or Events. To MPC’s Knowledge, none of the following has occurred during the past three (3) years with respect to a Control Person:

(a)     A petition under the federal bankruptcy laws or any provincial or state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or Property of such Control Person, or any partnership in which he was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)     Such Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)     Such Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, his engagement in (A) any type of business practice, or (B) any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)     Such Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Control Person to engage in any activity described in paragraph (c) of this item, or to be associated with Persons engaged in any such activity; or

(e)     Such Control Person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

3.31     SEC Reports. MPC has filed with the Commission all SEC Reports required to be filed pursuant to the Securities Act and Exchange Act and is current in its reporting obligations. As of their respective dates, all SEC Reports complied in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports when they were filed contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.32     Books and Records; Internal Accounting Controls. The Records of MPC accurately reflect in all material respects the information relating to the business of MPC, the location and collection of its Properties and the nature of all transactions giving rise to the obligations or accounts receivable of MPC to the extent required to be contained therein. MPC maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. All such Records relating to internal accounting controls are appended to, and a description of the internal accounting controls is listed on, Schedule 3.32.

3.33     Broker. Except as specified in Schedule 3.33, MPC has not retained any broker in connection with any transaction contemplated by this Agreement. MPC shall not be obligated to pay any fee or commission associated with the retention or engagement by MPC of any broker in connection with any transaction contemplated by this Agreement.

3.34     Insurance. MPC has furnished DPW with a list of all material bonds and liability, fire and other insurance contracts of whatsoever description to which MPC is a party, and under which MPC is or was a beneficiary.

3.35     Subject Shares. The Subject Shares, when originally issued, were duly authorized, fully paid and non-assessable and vested in the holder thereof free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Encumbrances, options, warrants, Purchase Rights, Contracts, commitments, equities, claims, and demands and neither were nor are subject to any pre-emptive or other similar rights.

3.36     Director and Officer Insurance. MPC has maintained insurance for their officers and directors for the last two (2) years without any lapse in coverage. As of the Closing Date, no claims have been filed against any officer or director of MPC.

3.37     Prior Sales of Securities. All prior sales of securities by MPC were either properly registered under the federal and/or state securities laws or issued pursuant to an exemption therefrom and all such sales were all done in compliance with all Applicable Laws and no Person/entity has any rescission and/or similar rights with respect to the Subject Shares.

3.38     No Subsidiaries. MPC has no subsidiaries other than the Subsidiaries.

3.39     Information in the Initial Form 8-K and Closing Form 8-K. The information supplied by MPC in writing expressly for inclusion or incorporation by reference in the Initial Form 8-K and the Closing Form 8-K (each as hereinafter defined but collectively the “Forms 8-K”), and any amendment thereof or supplement thereto, will not, on the date filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

3.40     Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the MPC Charter Documents is, or on the Closing Date will be, applicable to MPC, the Subject Shares, the Exchange or any other Transaction. MPC’s board of directors has taken all action so that none of DPW, any Affiliate of DPW or any Affiliates of an Affiliate of DPW will be prohibited from entering into an affiliated transaction with MPC as an interested stockholder as a result of the execution of this Agreement, or the consummation of the Transactions contemplated hereby.

3.41     Due Diligence. All documents and other materials relating to MPC and provided to DPW in connection with this Agreement are true and correct in all material respects and do not contain any misstatement and/or omission.

3.42     Disclosure. No representation or warranty by MPC or the Stockholders in this Agreement, the Exhibits or the Schedules hereto and thereto and no statement contained in any document, certificate, or other writing furnished or to be furnished by MPC and/or the Stockholders to DPW or any of its representatives or agents pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein made, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

CERTAIN PRE-CLOSING COVENANTS AND AGREEMENTS

4.1     Covenants of Stockholders. Each of the Stockholders severally (not jointly and severally) covenants and agrees that, during the period from the date of this Agreement until the earlier of the Closing Date or the date of termination of this Agreement, he or it will take such steps as lie within his or its powers to procure that MPC shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, conduct its business and the business of MPC, only as presently operated and solely in the ordinary course, and consistent with such operation. In addition to the foregoing and, in connection therewith, each of the Stockholders severally (not jointly and severally) undertakes that he or it shall take such steps as lie within his or its powers to procure that MPC does not, without the prior written consent of DPW, do any of the following:

(a)     amend the MPC Charter Documents;

(b)     pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)     merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)     sell, transfer, or otherwise dispose of any material assets required for the operations of MPC and MPC’s business except in the ordinary course of business, consistent with past practices;

(e)     create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided to or by DPW and/or any of its Affiliates;

(f)     make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(g)     declare or pay any dividends on or make any distribution of any kind with respect to the Subject Shares;

(h)     fail to notify DPW immediately in the event of any material loss of or damage to MPC or its material assets;

(i)     fail to pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

(j)     fail to seek to preserve the present material employees, reputation and business organization of MPC’s relationship with its significant clients and others having business dealings with it;

(k)     issue any additional Subject Shares or share capital of MPC or take any action affecting the capitalization of MPC;

(l)     fail to use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to MPC’s business, operations or assets where such violation would have a Material Adverse Effect;

(m)     grant any severance or termination pay to any director, officer or any other employees of MPC, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

(n)     change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

(o)     terminate or waive any material right of substantial value other than in the ordinary course of business; or

(p)     enter into any material contract or commitment other than in the ordinary course of business.

4.2     Additional Covenants and Agreements. The Parties hereto do hereby mutually covenant and agree as to the matters set forth below:

(a)     Announcement. No Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties hereto (which consent shall not be unreasonably conditioned, withheld or delayed), except as may be required by Applicable Law or securities regulation. Notwithstanding anything in this Section 4.2 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law. Notwithstanding the foregoing, with respect to DPW’s Current Report on Form 8-K to be filed with the Commission disclosing DPW’s entry into this Agreement (the “Initial Form 8-K”), the Parties will consult with each other before filing such Form 8-K. In addition, the Parties shall will consult with each other before filing the Current Report on Form 8-K required to be filed by MPC (the “MPC Form 8-K”) and provide each other the opportunity to review and comment upon such MPC Form 8-K, and MPC shall not file such MPC Form 8-K with the Commission without DPW’s express prior written consent, which shall not be unreasonably withheld.

(b)     Notification of Certain Matters. Each of the Stockholders shall take such steps as lie within their respective powers to procure that MPC shall give prompt written notice to DPW, and DPW shall give prompt written notice to MPC and the Stockholders, of the relevant Party or Parties becoming aware of:

(i)     The occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

(ii)     Any material failure of MPC, on the one hand, or DPW, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(c)     Reasonable Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) and with their respective policies to consummate and make effective the Exchange and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)

The preparation and filing of all forms, registrations and notices required to be filed to consummate the Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)	The satisfaction of the other Party's conditions precedent to Closing.

(d)     Inspection by DPW. Stockholders will cause MPC to, and MPC shall, make available for inspection by DPW, during normal business hours and in a manner so as not to interfere with normal business operations, all of MPC’s records (including tax records), books of account, premises, contracts and all other documents in MPC’s possession or control that are reasonably requested by DPW to inspect and examine the business and affairs of MPC. MPC will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of DPW concerning the business and affairs of MPC. DPW will treat and hold as confidential any information it receives from MPC in the course of the reviews contemplated by this Section 4.2(d). No examination by DPW will, however, constitute a waiver or relinquishment by DPW of its rights to rely on MPC’s and the Stockholders’ covenants, representations and warranties made herein or pursuant hereto.

(e)      Certificates of Determination. Prior to the Closing Date of the Exchange, DPW shall cause to be filed with the Secretary of State of the State of California, the Certificates of Determination.

(f)     Notice of Developments. Each Party shall give prompt written notice to the others of any development causing a breach of any of its representations and warranties contained in this Agreement. No disclosure by any Party pursuant to this Section 4.2(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g)      Non-Competition and Other Restrictive Covenants Agreement.

(i)     During the three (3) year period immediately following the Closing Date (the “Restrictive Period”), unless DPW shall be in default under this Agreement or any of the other Transaction Documents, each of the Stockholders severally agrees with DPW for its own benefit and, separately, with MPC, not to, directly or indirectly, and to cause its Affiliates not to, directly or indirectly, whether as an owner, proprietor, stockholder, equity holder, partner, officer, director, employee, manager or consultant or in any other capacity (collectively, “Capacity”), compete with the business of MPC.

(ii)     Unless DPW shall be in default under this Agreement or any other Transaction Document, during the Restrictive Period, except as may be for the sole and direct benefit of DPW, each Stockholder severally agrees not to directly or indirectly, and to cause his Affiliates not to directly or indirectly, in any Capacity, (i) solicit, induce, or attempt to induce (or assist or direct any Person to solicit, induce or attempt to induce) any customer of MPC (A) to cease doing business in whole or in part with or through DPW or MPC, or (B) to do business with any other Person that sells goods or performs services similar to or competitive with those provided by DPW or MPC (collectively, a “Competitive Business”); (ii) engage alone or with any other Person in any Competitive Business; (iii) realize any economic benefit arising from or related to doing any Competitive Business in whole or in part with any current customers of MPC, or (iv) manufacture, sell, license, design or attempt to sell or license any Intellectual Property, technology, products, parts, assemblies or components which could constitute a Competitive Business to or for any customer of MPC. At any time during the Restrictive Period, the term “customer,” as used in this Section 4.2(g), includes any Person (x) who was during the Restrictive Period, a customer of MPC, and (y) who was a customer at any time within the two year period immediately preceding such time. Notwithstanding the foregoing, the passive ownership by any member of the Stockholders or their respective Affiliates of less than one percent (1%) of the securities of any publicly traded entity shall not be deemed a breach of this Section 4.2(g).

(iii)     During the Restrictive Period, each Stockholder severally agrees not to, directly or indirectly, and to cause his or its Affiliates not to, directly or indirectly, in any Capacity, (a) make any use of or disclose any Confidential Information or (b) solicit or employ or attempt to solicit or employ any employees of DPW or MPC.

(iv)     Each Stockholder acknowledges and agrees that (i) each of the covenants set forth in this Section 4.2(g) is necessary for the protection of MPC and DPW and that the nature and scope of each such covenant is reasonable and that having regard to those facts those covenants do not work harshly on him or it; (ii) there may be no adequate remedy at law for any breach of said covenants, and MPC and/or DPW shall therefore be entitled to injunctive relief without the necessity of posting any bond or showing any actual damages in the event of a breach or threatened breach thereof by any Stockholder or any of their respective Affiliates; (iii) to the extent any provisions of this Section 4.2(g) cannot be enforced in full, it shall be enforced to the maximum extent permitted by law, and any unenforceable provision in whole or in part shall not impair any other provision hereunder; (iv) without prejudice to the acknowledgement and agreement in (i) above, if any of the provisions of this Section 4.2(g), by themselves or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of MPC and DPW but would be adjudged reasonable if part or parts of the wording in this Section 4.2(g) of words used in this Section 4.2(g) (in the case of those definitions, only to the extent of their application to this Section 4.2(g)) were deleted or amended or qualified or the periods thereof were reduced or the range of products dealt with were thereby reduced in scope, then the relevant restriction or restrictions shall apply on the basis of such modification or modifications to this Section 4.2(g) of the words used in this Section 4.2(g) (to the extent only of their application to this Section 4.2(g)) as may either be necessary or as may be reasonably required by either of MPC or DPW to make it or them valid and effective; and (v) each Stockholder acknowledges that he has had the opportunity to take independent advice on the restrictions in this Section 4.2(g).

4.3     Additional Covenants and Agreements of MPC and the Stockholders. Each of the Stockholders severally (not jointly and severally) covenants and agrees that, during the period from the date of this Agreement until the earlier of the Closing Date or the date of termination of this Agreement, he or it will take such steps as lie within his or its powers to procure that MPC shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, will:

(a)     No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, MPC shall not, and none of the Stockholders shall, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a portion of the assets of MPC, other than in connection with the transactions contemplated by this Agreement. MPC shall immediately advise the DPW of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

(b)     Appointment of Officers and Directors. MPC shall take all action necessary to have, effective immediately upon the Closing, (i) the DPW Designees appointed as members of the board of directors of MPC, and (ii) such other Persons appointed to such other positions of MPC as DPW shall have communicated to MPC prior to the Closing.

(c)     Form 8-K Information. MPC shall provide DPW with the MPC Financial Statements and all footnotes thereto and auditor’s letters relating to its business as may be requested by DPW in order for DPW to comply with its reporting and disclosure obligations under the rules and regulations of the Commission (the “Form 8-K Financial Information”), in connection with DPW’s preparation of its Current Report on Form 8-K, and any amendments thereto, regarding the Closing (the “Closing Form 8-K”). MPC shall, and the Stockholders shall cause MPC to, provide such Form 8-K Financial Information promptly so as to allow DPW and the Firm to: (i) review all financial statements relating to MPC as shall be required to be included in said Closing Form 8-K, and (ii) timely file the Closing Form 8-K. The appropriate Stockholders shall in a prompt and timely manner provide the Firm with such management representations as may be requested by the Firm in connection with its review of any financial statements for MPC relating to the Closing Form 8-K. In addition, the Stockholders shall also provide to DPW such additional information regarding MPC that is reasonably requested by DPW (the “Form 8-K Business Disclosures”).

4.4     Additional Covenants and Agreements of DPW. By no later than the fifth business day following the date of execution and delivery of this Agreement, DPW shall wire to MPC $175,000 pursuant to that certain promissory note dated on or about April 28, 2017, and issued by MPC in favor of DPW.

ARTICLE V

POST-CLOSING COVENANTS

5.1     Filing of Current Report on Closing Form 8-K and Press Release. DPW shall no later than four (4) Business Days after the Closing Date file the Closing Form 8-K with the Commission. Other than with respect to any such Closing Form 8-K, the Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Exchange and shall not issue any such press release or make any such public statement without the prior written consent of the other Parties, except as may be required pursuant to applicable Legal Requirements.

5.2     Filing of Schedule 14F-1. MPC shall as promptly as practicable after the Closing Date file the Information Statement on Schedule 14F-1 with the Commission consistent with its obligations set forth under Section 1.10 hereof.

5.3     Registration Rights.

(a)     DPW will use its best efforts, within five (5) Business Days of the date of the Closing Date, to take down 500,000 shares from its “shelf” registration statement filed on Form S-3 (File No. 333-21582) previously filed with the Commission on February 1, 2017 and declared effective on February 28, 2017 as a portion of the Exchange Shares, which shall be allocated as designated in writing by the Significant Shareholders and Eagle Advisors, LLC.

(b)      DPW will use its best efforts to file, within sixty (60) days of the Closing Date, a registration statement registering, on Form S-3 (or a comparable successor form) or Form S-1 under the Securities Act, (ii) the 1,342,448 shares of DPW Common Stock forming a part of the Exchange Shares, and (ii) the 757,552 shares of DPW Common Stock underlying the Series D DPW Preferred Stock. DPW will use its best efforts to keep such registration statement effective for a period of one hundred twenty (120) days.

5.4     Termination of Guaranties. DPW and MPC hereby agree and acknowledge, for the avoidance of doubt, that any and all personal guaranties delivered by Necdet Ergul and Ronald Durando related to loans made by DPW to MPC shall be terminated and of no further force or effect upon the effectiveness of the Closing. In addition, DPW and MPC shall undertake their respective commercially reasonable efforts to have any other personal guarantees delivered by Messrs. Ergul and Durando terminated as soon as reasonably practicable after Closing.

5.5     Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto will use their respective commercially reasonable efforts to obtain the consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement, and to effect the termination of any guaranties as may be required pursuant to Section 5.6 hereof. Without limiting the generality of the foregoing, the Parties will, as promptly as practicable, apply for and diligently prosecute all applications for, and will use their commercially reasonable efforts promptly to: (a) effect all necessary registrations and filings, (b) defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the consummation of the Transactions and (c) furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing. MPC will also furnish DPW with all financial statements and other information required by DPW to satisfy all regulatory requirements, including all information required to satisfy DPW’s filing requirements with the Commission. The provisions of this Section 5.5 shall survive the Closing.

5.6     DPW Meeting. DPW will take all action in accordance with the federal securities law, the CCC, the Charter Documents, and NYSE Mkt Rule 713(b) necessary to convene the DPW Meeting on the earliest practical date as reasonably determined by DPW in light of the circumstances, and to obtain the DPW Shareholder Approval. In accordance with the foregoing, the Board of Directors of DPW will recommend in DPW’s proxy materials that DPW’s shareholders vote in favour of the Conversion at the DPW Meeting.

ARTICLE VI

CONDITIONS OF CLOSING

6.1     Conditions Precedent to Obligations of DPW. Consummation of the Exchange and the issuance of the Exchange Securities, as well as all other agreements made by DPW hereunder, is subject to the fulfillment by MPC or waiver by DPW on or prior to the Closing Date of each of the following conditions:

(a)     Regulatory Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Exchange shall have been obtained or made.

(b)     Representations, Warranties, Covenants, Etc. The representations and warranties of MPC and the Stockholders contained in this Agreement and/or the other Transaction Documents, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; and MPC and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and/or the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date.

(c)     Absence of Litigation. No action, claim, suit, investigation, litigation or proceeding shall be pending or threatened before any court, or governmental agency or other quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following the Closing or later consummation thereof, (iii) affect adversely the right of DPW to own the Subject Shares and to control MPC and its business, (iv) affect adversely the right of MPC to own its assets and to operate its business or any portion thereof or (v) be reasonably likely to result in a Material Adverse Effect (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(d)     No Material Adverse Effect. There shall not have occurred since the MPC Balance Sheet Date any Material Adverse Effect or any event which could reasonably be expected to have a Material Adverse Effect on the business, operations, results of operations, condition, financial or otherwise, or prospects of MPC or its assets and properties.

(e)     Closing Deliverables. The Stockholders shall have delivered, or caused MPC to have delivered, and/or properly assigned to DPW at or prior to the Closing, all of the documents, agreements and instruments required to be delivered or assigned by any one or more of such Persons pursuant to Section 1.4 of this Agreement.

(f)     Conversion of MPC Preferred Stock. DPW shall have received proof satisfactory to it in its sole and absolute discretion that all shares of MPC Preferred Stock shall have been converted into MPC Common Stock, and that all such shares shall immediately prior to Closing constitute the Subject Shares.

(g)     Reporting Requirements. On the Closing Date, MPC shall be subject to the reporting requirements of Section 13 of the Exchange Act.

(h)     Absence of Certain Events. Since the Applicable Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might in the opinion of DPW have a Material Adverse Effect on MPC or the Exchange.

(i)     Proceedings Satisfactory. All proceedings to be taken by MPC in connection with the Transactions and all documents incident thereto shall be satisfactory in form and substance to DPW, and DPW shall have received all such counterpart originals or certified or other copies of such documents as it may request.

(j)     Bankruptcy Proceedings. No proceeding in which MPC shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(k)     Officer’s Certificate. MPC shall have delivered to DPW an Officer’s Certificate, dated as of the Closing Date, confirming the accuracy of MPC’s representations, warranties and covenants as of the Closing Date and confirming the compliance by MPC with the conditions precedent set forth in this Section 6.1 as of the Closing Date.

(l)     Secretary’s Certificate. MPC shall have delivered to DPW a Secretary’s Certificate, dated as of the Closing Date, as to (i) the resolutions adopted by MPC’s board of directors approving execution of this Agreement, which resolutions shall be in full force and effect, (ii) the MPC Charter Documents, which MPC Charter Documents shall be in full force and effect, and (iii) the authority and incumbency of the officers of MPC executing this Agreement and any other documents required to be executed or delivered in connection therewith.

(m)     Appointments. MPC shall have appointed the DPW Designees to its board of directors, and delivered proof thereof.

(n)     Due Diligence. DPW shall have completed to its sole and absolute satisfaction a business, legal and financial due diligence investigation in relation to MPC.

6.2     Conditions Precedent to Obligations of the Stockholders. Consummation of the sale of the Subject Shares by the Stockholders and the requisite actions by the Stockholders is subject to the fulfillment by DPW or waiver by each of the Stockholders on or prior to the Closing Date of each of the following conditions:

(a)     Regulatory Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Exchange shall have been obtained or made.

(b)     Representations, Warranties, Covenants, Etc. The representations and warranties of DPW contained in this Agreement and/or the other Transaction Documents, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; and DPW shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and/or the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date.

(c)     Absence of Litigation. No action, claim, suit, investigation, litigation or proceeding shall be pending or threatened before any court, or governmental agency or other quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following the Closing or later consummation thereof.

(d)      No Material Adverse Effect. There shall not have occurred since the DPW Balance Sheet Date any Material Adverse Effect or any event which could reasonably be expected to have a Material Adverse Effect on the business, operations, results of operations, condition, financial or otherwise, or prospects of DPW or its assets and properties.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

7.1     Survival of Representations and Warranties. The representations and warranties of each of DPW, MPC and the Stockholders contained in this Agreement or in any other certificate, writing or agreement delivered pursuant hereto or in connection herewith shall survive the Closing Date for one (1) year, except (i) as to any matter as to which a good faith claim has been submitted in writing to the other Party describing the claim and Loss in reasonable detail before such date and identified as a claim for indemnification pursuant to this Article VII with respect to which the cause of action shall expire when it is settled or otherwise determined in accordance with the provisions of this Article VII and (ii) as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations.

7.2     Obligations of DPW. Subject to the other terms and conditions of this Article VII, DPW shall indemnify, defend and hold harmless MPC and its stockholders, directors, officers, employees, Affiliates, agents, representatives and permitted assigns, from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees and costs) (collectively, “Losses”), directly or indirectly, as a result of, in connection with, or based upon or arising from any of the following: (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by DPW in this Agreement; (ii) the failure of DPW to perform fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement or (iii) any other matter as to which DPW in other provisions of this Agreement has agreed to indemnify MPC and the Stockholders.

7.3     Obligations of MPC. Subject to the other terms and conditions of this Article VII, MPC and the Stockholders shall indemnify, defend and hold harmless DPW and its stockholders, directors, officers, employees, Affiliates, agents, representatives and permitted assigns, from and against any and all Losses, directly or indirectly, as a result of, in connection with, or based upon or arising from any of the following: (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by MPC or the Stockholders in or pursuant to this Agreement; (ii) the failure of MPC or the Stockholders to perform fully any covenant, provision or agreement to be performed or observed by it or them pursuant to this Agreement; (iii) any other matter as to which MPC or the Stockholders in other provisions of this Agreement have agreed to indemnify DPW; or (iv) any claims of third parties (“Third Parties”) regarding the conduct of the business of MPC and its Subsidiaries prior to the Closing Date which relate to the breach of any warrant or representations of the MPC or the Stockholders in this Agreement.

7.4     Notice of Loss. The indemnified party herein (the “Indemnified Party”) with respect to any Loss shall give prompt notice thereof to the indemnifying party herein (the “Indemnifying Party”).

7.5     Defense. In the event any Third Party shall make a demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in liability to an Indemnified Party in respect of matters covered by the indemnity under this Agreement, or in the event that a potential Loss, damage or expense comes to the attention of any Party in respect of matters embraced by the indemnity under this Agreement, then the Party receiving notice or becoming aware of such event shall promptly notify the other Party in writing of the demand, claim or lawsuit. Within thirty (30) days after written notice by the Indemnified Party (the “Notice”) to an Indemnifying Party of such demand, claim or lawsuit, except as provided in the next sentence, the Indemnifying Party shall have the option, at its sole cost and expense, to retain counsel to defend any such demand, claim or lawsuit; provided that counsel who will conduct the defense of such demand, claim or lawsuit will be approved by the Indemnified Party whose approval will not unreasonably be withheld. The Indemnified Party shall have the right, at its own expense, to participate in the defense of any suit, action or proceeding brought against it with respect to which indemnification may be sought hereunder; provided, if (i) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and the Indemnifying Party has not retained separate counsel for the Indemnified Party, (ii) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party, or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time; then, the Indemnified Party shall have the right to retain its own counsel at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. No Indemnifying Party, in the defense of any such demand, claim or lawsuit, will consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party. If any Indemnified Party will have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those which have been asserted by the Indemnifying Party and counsel retained by the Indemnifying Party declines to assert those defenses, then, at the election of the Indemnified Party, the Indemnifying Party will not have the right to continue the defense of such demand, claim or lawsuit on behalf of such Indemnified Party and will reimburse such Indemnified Party and any Person controlling such Indemnified Party on a current basis for the reasonable fees and expenses of any counsel retained by the Indemnified Party to undertake the defense. No Indemnified Party, in the defense of any such demand, claim or lawsuit, will consent to entry of any judgment or enter into any settlement without the consent of the Indemnifying Party. In the event that the Indemnifying Party shall fail to respond within thirty (30) days after receipt of the Notice, the Indemnified Party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. Failure to provide Notice shall not limit the rights of such party to indemnification, except to the extent the Indemnifying Party’s defense of the action is actually prejudiced by such failure. The assumption of the defense, or the non-assumption of the defense, by the purported Indemnifying Party will not affect such party’s right to dispute its obligation to provide indemnification hereunder.

7.6     Notice by the Parties. Each Party agrees to promptly notify the other of any Liabilities, claims or misrepresentations, breaches or other matters covered by this Article VII upon discovery or receipt of notice thereof.

7.7     Sole Remedy. The indemnification obligation under this Article VII shall be the sole and exclusive remedy available to any Indemnified Party with respect to any Losses (and any breaches underlying such losses) incurred and/or sustained by any Indemnified Party. No Indemnified Party and/or any representative thereof shall have any other and/or additional liability and/or indemnification obligation towards any Indemnified Party under any agreement and/or Legal Requirements.

7.8     Maximum Payments; Remedy. No claim for indemnification may be made under Article VII unless and until the aggregate amount of Losses of the Indemnified Party that may be claimed thereunder exceeds $50,000 (the “Threshold”), and once such Threshold has been reached, the Indemnifying Party shall be liable to the Indemnified Party for the amount of Losses from the first Dollar. In no event does the aggregate liability of the Indemnifying Party under Article VII exceed 100% of the value of the Exchange Shares on the Closing Date (the “Cap”). The Cap shall not apply to any Losses as a result of inaccuracies in the representations and warranties contained in Section 3.35.

7.9     No Right to Set-Off. Unless explicitly stated otherwise in this Agreement, no Party hereto shall have any right to set off any Losses against any payments to be made by such Party pursuant to this Agreement or any other agreement between the Parties hereto.

7.10     Limitation of Liability. In no event will either party be liable to any Indemnified Party for any exemplary, punitive, special, indirect, consequential, remote or speculative damages (other than, in each case, if such damages are awarded to third parties in connection with a third-party claim), whether or not such party has been advised of the possibility of such damages.

7.11     Fraud. The limitations set out in this Article VII shall not apply to an Indemnifying Party in respect of Liabilities arising from fraud or willful non-disclosure on the part of the applicable Indemnifying Party, its agents or advisers.

ARTICLE VIII

MISCELLANEOUS

8.1     Termination. The Parties may terminate this Agreement as provided below:

(a)     DPW and the Significant Stockholders, acting on behalf of the Stockholders, may terminate this Agreement by mutual written agreement at any time prior to the Closing.

(b)     DPW may terminate this Agreement by giving written notice to MPC and the Stockholders at any time prior to the Closing (i) if MPC or any of the Stockholders has breached any material representation, warranty, or covenant contained in this Agreement, DPW has notified MPC or the Stockholders in writing of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before May 31, 2017 (the “Outside Closing Date”), unless the failure results primarily from DPW breaching any material representation, warranty, or covenant on its or his part to be observed or performed that is contained in this Agreement.

(c)     The Significant Stockholders may terminate this Agreement by giving written notice to DPW at any time prior to the Closing (i) if DPW has breached any material representation, warranty, or covenant contained in this Agreement, any Significant Stockholder has notified DPW in writing of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the Outside Closing Date, unless the failure results primarily from MPC any of the Stockholders wishing to exercise the right of termination themselves breaching any representation, warranty, or covenant on their part to be observed or performed that is contained in this Agreement.

For the purposes of Article VIII, “material” shall mean a matter giving rise to a Liability or Loss in excess of $100,000.

8.2     Effect of Termination.

(a)     If any Party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

(b)     As a material inducement to DPW and the Stockholders entering into this Agreement, each such Party and each of the other Parties hereby agrees that, notwithstanding anything contained elsewhere in this Agreement, if this Agreement is terminated prior to Closing due to any Party’s breach, the non-breaching Parties’ sole remedy against the breaching Party shall be a suit for monetary damages, and not for injunctive relief.

8.3     Entire Agreement, Survival.

(a)     This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the Parties and supersede any previous agreements made or existing between the Parties or any of them before or simultaneously with this Agreement and relating to the subject matter of this Agreement (all of which shall be deemed to have been terminated by mutual consent with effect from the date of this Agreement).

(b)     Each of the Parties acknowledges and agrees that on entering into this Agreement, and the documents referred to herein, does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

(c)     The only remedy available to a Party for a breach of this Agreement shall be for breach of contract under the terms of this Agreement.

(d)     Nothing in this Section 8.3 shall, however, operate to limit or exclude any liability for fraud.

(e)     Except as otherwise permitted by this Agreement no change to its terms shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

8.4     Jurisdiction and Governing Law; Jury Trial.

(a)     This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

(b)     Each of the Parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or any other Transaction Document was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the other Transaction Documents to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(c)     Each of the Parties hereto hereby waives a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement or any Transaction Document.

8.5     Schedules; Tables of Contents and Headings. Any section required to be attached and not attached to this Agreement on the Agreement Date shall be deemed to have been attached thereto with the following thereon: “None.” The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally or (b) delivered by a responsible overnight courier service, in each such case delivered or mailed to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision).

8.6     Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8.7    Expenses. Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, provided, however, that DPW shall cover any reasonable expenses above $10,000 incurred by MPC as and when incurred in connection with the transaction contemplated hereunder.

8.8     Notices.     All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally or (b) delivered by a responsible overnight courier service, in each such case delivered or mailed to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision). The addresses for such communications shall be:

If to DPW, to:

Digital Power Corporation

48430 Lakeview Blvd

Fremont, California 94538-3158

Attention: Amos Kohn, Chief Executive Officer

Telephone:     (510) 657-2635

Facsimile:       (510) (510) 657-6634

Email:              akohn@digipwr.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attention: Marc J. Ross, Esq.

Telephone:     (212) 730-9700

Facsimile:       (212) 730-9725

Email:              mross@srfkllp.com

If to the Stockholder(s), to its address number set forth on the Signature Page affixed hereto. Each party shall provide five (5) days’ prior written notice to the other party of any change in address~~.~~

8.9     Miscellaneous Provisions.

(a)     Subject and without prejudice to Section 8.2(a), all rights and remedies of any Party under any provision of this Agreement shall be in addition to any other rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief, including specific performance), all rights and remedies contemplated in the preceding part of this sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

(b)     Any Party may waive compliance by another with any of the provisions of this Agreement provided that (i) no waiver of any provision shall be construed as a waiver of any other provision, (ii) any waiver must be in writing and shall be strictly construed, and (iii) a waiver in any one instance shall not be deemed a waiver in any subsequent instance.

(c)     This Agreement shall inure to the benefit of and be binding upon the Parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any Person other than the Parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. None of the provisions of this Agreement or any Transaction Document is intended to grant any right or benefit to any Person or entity which is not a Party to this Agreement.

(d)     This Agreement may be executed via fax and or other electronic transmission in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

(e)      Neither this Agreement nor any right created hereby shall be assignable by any Party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DIGITAL POWER CORPORATION		MICROPHASE CORPORATION

By:	/s/	By:	/s/
Name:	Amos Kohn	Name:	Necdet Ergul
Title:	Chief Executive Officer	Title:	Chief Executive Officer

SIGNIFICANT STOCKHOLDERS

RCKJ TRUST

By:	/s/
Name:
Title:	Trustee

MICROPHASE HOLDING COMPANY, LLC

By:	/s/
Name:
Title:

ERGUL FAMILY LIMITED PARTNERSHIP

By:	/s/
Name:
Title:

MINORITY STOCKHOLDERS

TO HONG YAM

By:
Name:	To Hong Yam
Title:	an Individual

EAGLE ADVISERS, LLC

By:	/s/
Name:
Title: